UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2013
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Seven Arts Entertainment Inc.
(Exact name of registrant as specified in its charter)
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Nevada	001-34250	45-3138068
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8439 Sunset Boulevard, 4th Floor, West Hollywood, CA  90069
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 323-372-3080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

The results of our Special Stockholders’ Meeting held on January 28, 2013, are as follows:

All items recommended by management at the special stockholders meeting of the Company held on January 28, 2013, were approved, as follows:

1.
Amendment to Articles of Incorporation – Preferred and Common Stock was approved.
An amendment to our Amended Articles of Incorporation to designate 1,000,000 shares of our authorized capital stock as one or more series of preferred stock and to designate 249,000,000 shares of our authorized capital stock as common stock was approved by our stockholders.

2.
Amendment to Articles of Incorporation – Increase Or Decrease In Shares of Common Stock was approved. An amendment to our Amended Articles of Incorporation to authorize our Board of Directors, without further stockholder approval from time to time, to increase or decrease the number of authorized shares of our common stock, such increase or decrease not to result in a change in our authorized capital stock except as required by the Nevada Revised Statutes was approved by our stockholders.

3.
Amendment to Articles of Incorporation – Reclassification Unissued Shares was approved.
An amendment to our Amended Articles of Incorporation to Authorize our Board of Directors, without further stockholder approval from time to time, to reclassify unissued shares of our capital stock as other classes or series of capital stock was approved by our stockholders.

4.
The Revised 2012 Stock Incentive Plan was approved.
Our Board of Directors was authorized to increase the number of shares of our common stock issuable in our 2012 Stock Incentive Plan from 71,429 to 15,000,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN ARTS ENTERTAINMENT INC.

Date: February 4, 2013	By:	/s/ Peter Hoffman
Name: Peter Hoffman
Title: Chief Executive Officer

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